As filed with the Securities and Exchange Commission on February 20, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Resource Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	6712	54-1904386
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

3720 Virginia Beach Blvd.

Virginia Beach, Virginia 23452

(757) 463-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence N. Smith, Chief Executive Officer

Resource Bankshares Corporation

3720 Virginia Beach Blvd.

Virginia Beach, Virginia 23452

(757) 463-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

T. Richard Litton, Jr., Esq. Jeffrey A. D. Cohen, Esq. Kaufman & Canoles, P.C. 150 West Main Street Suite 2100 Norfolk, Virginia 23510 (757) 624-3000	Scott H. Richter, Esq. Christopher J. Lange, Esq. LeClair Ryan, A Professional Corporation 707 East Main Street 11th Floor Richmond, Virginia 23219 (804) 783-2003

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  - 333-101688

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, par value $1.50	$3,290,819.50	$302.76

(1)	The Registrant previously registered the offering of an aggregate of $16,454,200 worth of Common Stock on a Registration Statement on Form S-1 (File No. 333-101688), for which a filing fee of $1,514 was paid upon the filing of such Registration Statement.

This Registration Statement shall become effective upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Common Stock of the Registrant contemplated by the Registration Statement on Form S-1 (File No. 333- 101688), declared effective by the Commission on February 19, 2003 (the “Prior Registration Statement”). The Registrant hereby incorporates by reference into this Registration Statement on Form S-1 the Prior Registration Statement, in its entirety, including all exhibits thereto.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits filed with, or incorporated by reference into, the Registrant’s Registration Statement on Form S-1 (File No. 333-101688) are incorporated by reference into, and shall be deemed part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Kaufman & Canoles as to legality of securities being offered.

23.1	Consent of Kaufman & Canoles (contained in Exhibit 5.1 hereto).

23.2	Consent of Goodman & Company, L.L.P.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, Commonwealth of Virginia, on February 20, 2003.

RESOURCE BANKSHARES CORPORATION

By:	/s/ LAWRENCE N. SMITH
Lawrence N. Smith Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS W. HUNT Thomas W. Hunt	Chairman of the Board	February 20, 2003

/s/ LAWRENCE N. SMITH Lawrence N. Smith	Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2003

/s/ ELEANOR J. WHITEHURST Eleanor J. Whitehurst	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	February 20, 2003

/s/ ALFRED E. ABIOUNESS Alfred E. Abiouness	Director	February 20, 2003

/s/ T. A. GRELL, JR. T. A. Grell, Jr.	Director	February 20, 2003

/s/ LOUIS R. JONES Louis R. Jones	Director	February 20, 2003

/s/ A. RUSSELL KIRK A. Russell Kirk	Director	February 20, 2003

/s/ ELIZABETH A. TWOHY Elizabeth A. Twohy	Director	February 20, 2003

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Kaufman & Canoles as to legality of securities being offered.

23.1	Consent of Kaufman & Canoles (contained in Exhibit 5.1 hereto).

23.2	Consent of Goodman & Company, L.L.P.